UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2007

Virgin Media Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50886 (Commission File Number)	59-3778427 (IRS Employer Identification No.)

909 Third Avenue

Suite 2863

New York, New York 10022

(Address of principal executive offices) (Zip Code)

(212) 906-8440
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2007, Virgin Media Inc. (the “Company”) issued a press release announcing that, for family and personal reasons, Mr. Stephen A. Burch, the Company’s Chief Executive Officer and President, has decided to return to the United States and leave the Company with immediate effect.  Mr. Burch has also resigned from the Company’s board of directors.  Mr. Neil Berkett, the Company’s Chief Operating Officer, will also assume the role of Acting CEO during the search for a replacement for Mr. Burch.

A copy of the press release is attached as Exhibit 99.1 and incorporated by reference.

In connection with Mr. Burch’s resignation, Mr. Burch and the Company have entered into an agreement dated August 21, 2007 (the “Agreement”), which provides for the following:

•             Mr. Burch has agreed to continue to be available to the Company from time to time over the six months following his resignation.

•             Mr. Burch has agreed to expand the noncompetition provisions in his employment agreement as they apply to mobile and fixed line telephony.

•             Mr. Burch has agreed that, until the earlier of one year following his resignation or the consummation of a change of control of the Company, he will not communicate with, or provide services to, persons or entities that may be involved in the strategic review previously announced by the Company, including potential counterparties to a sale of the Company, except as permitted under the Agreement.

In consideration of Mr. Burch’s agreements described above, so long as Mr. Burch has complied with the Agreement and his employment agreement, the Company will vest 250,000 shares of restricted common stock of the Company previously awarded to him.  Of this amount, 125,000 shares will become vested in January 2008 and 125,000 shares will become vested in March 2008 (or, in each case, upon an earlier change of control of the Company).  Mr. Burch will also receive $1.5 million (i.e., two times his base salary) in a lump sum.  As a former executive, Mr. Burch will also receive expatriate benefits in accordance with Company policy, including relocation, tax equalization and continued medical benefits.

The Agreement also includes customary mutual release, nondisparagement and arbitration provisions.

The foregoing  summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit	Description
10.1	Compromise Agreement and Release, dated August 21, 2007, between Stephen Burch and Virgin Media Inc.
99.1	Press release, dated August 21, 2007, issued by Virgin Media Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2007
VIRGIN MEDIA INC.

	By:	/s/ Scott Dresser
	Name:	Scott Dresser
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Compromise Agreement and Release, dated August 21, 2007, between Stephen Burch and Virgin Media Inc.
99.1	Press release, dated August 21, 2007, issued by Virgin Media Inc.